EX-99.B(11)

September 24, 2018

PNC Funds

One East Pratt Street

5th Floor

Baltimore, MD  21202

Re:                             PNC Funds — PNC Total Return Advantage Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for PNC Funds, a Delaware statutory trust organized in series (the “Trust”), solely in connection with the matters set forth herein.  This opinion is being furnished to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)                     the Certificate of Trust of the Trust, filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 25, 2009, the Certificate of Amendment to the Certificate of Trust of the Trust, filed with the Secretary of State on January 29, 2010, the Certificate of Resignation of Registered Agent of the Trust, filed with the Secretary of State on February 7, 2013 and the Certificate of Amendment to the Certificate of Trust of the Trust, filed with the Secretary of State on March 27, 2014 (collectively, the “Certificate of Trust”);

(b)                     a Certificate of Good Standing with respect to the Trust issued by the Secretary of State, dated as of a recent date;

(c)                      the Agreement and Declaration of Trust of the Trust, dated as of August 25, 2009 (the “Declaration of Trust”);

(d)                     the Bylaws of the Trust, dated August 25, 2009 (the “Bylaws”);

(e)                      the Proxy Statement of PNC Intermediate Bond Fund, a series of the Trust (the “Target Fund”) and Prospectus for PNC Total Return Advantage Fund, a series of the Trust (the “Acquiring Fund”) on Form N-14 filed by the Trust with the U.S. Securities and Exchange Commission (the “Commission”) on or about September 24, 2018 (the “Prospectus”) with respect to the issuance of Class A

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September 24, 2018

shares and Class I shares of beneficial interests (collectively, the “Shares”) of the Acquiring Fund in connection with the proposed form of Agreement and Plan of Reorganization between the Acquiring Fund and the Target Fund;

(f)                       the form of Agreement and Plan of Reorganization (the “Plan of Reorganization”) set forth as Exhibit A of the Prospectus; and

(g)                      the certificate of an officer of the Trust, together with all exhibits attached thereto, certifying as to, among other things: (i) resolutions of the adopted by the Board of Trustees of the Trust at meetings of the Board of Trustees held on August 16, 2009 and on August 28, 2018 with respect to the Target Fund, the Acquiring Fund and the Shares (the “Resolutions”); (ii) the Declaration of Trust, the Bylaws and the Certificate of Trust; and (iii) certain other matters set forth therein.

The Certificate of Trust, the Declaration of Trust, the Bylaws, the Resolutions, the Prospectus and the Plan of Reorganization are collectively referred to herein as the “Operative Documents”).

For purposes of this opinion, we have not reviewed any documents other than the documents referenced in clauses (a) through (g) above.  In particular, we have not reviewed any document (other than the documents referenced in clauses (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that each such documents is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust, the Bylaws and the Certificate of Trust are in full force and effect, will not be amended on or prior to the date of issuance of the Shares, and will remain in full force and effect when the Shares are issued by the Trust, (ii) that the Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) the legal capacity of each natural person who is party to the documents examined by us, (iv) the due organization or due formation, as the case may

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September 24, 2018

be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (v) the Plan of Reorganization if approved in the manner contemplated by the Prospectus, will be entered into by the Acquiring Fund and the Target Fund in substantially the form provided to us, (vi) that each of the parties to the documents examined by us (other than the Trust) has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (viii) that the issuance, offer and sale of the Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including those relating to the price of the Shares to be offered, issued, and sold will be determined or otherwise established in accordance with the Operative Documents, (ix) the payment by the Target Fund of the full consideration due from it under the Plan of Reorganization for the Shares to be delivered to the Target Fund under the Plan of Reorganization, and (x) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, the Target Fund will be maintained in the appropriate registers and other books and records of the Trust.

We have not participated in the preparation of the Prospectus and assume no responsibility for its content.

This opinion is limited to the law of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                          The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § et seq. (the “Act”).

2.                          The Shares to be issued by the Trust, when sold in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, will be legally issued, fully paid and nonassessable beneficial interests in the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the reference to this firm under the caption “Legal Opinion” in the Prospectus.  In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or

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the rules and regulations of the Commission thereunder.  The opinions expressed in this letter are rendered solely for your benefit in connection with the transactions contemplated by the Plan of Reorganization.

Very truly yours,

SMITH, KATZENSTEIN & JENKINS, LLP

By:	/s/Roger D. Anderson
Name: Roger D. Anderson